                                                                   Exhibit 3.232

              SCC619   GUIDE FOR ARTICLES OF INCORPORATION
(09/96)                                OF
                            EmCare of Virginia, Inc.

The undersigned, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, state(s) as follows:

1. The name of the corporation is: EmCare of Virginia, Inc.

2. The number (and classes, if any) of shares the corporation is authorized to issue is (are):

Number of shares authorized   Class(es)
1,000                         Common

3. A. The corporation's initial registered office address which is the business address of the initial registered agent is:

526 King Street   Alexandria,      VA   22314
(number/street)   (city or town)        (ZIP code)

B. The registered office is physically located in the [x] City or [ ] County of Alexandria

4. A. The name of the corporation's initial registered agent is James C. Brincefield, Jr., Attorney at Law

B.   The initial registered agent is (mark appropriate box):

(1) An individual who is a resident of Virginia and [ ] an initial director of the corporation
     [x]  a member of the Virginia State Bar

OR

(2) [ ] a professional corporation or professional limited liability company of attorneys registered under Section 54.1-3902, Code of Virginia

5. The NAMES and ADDRESSES of the initial directors are:

Leonard M. Riggs, Jr., M.D.,   1717 Main Street, Suite 5200, Dallas, TX 75201
William F. Miller, III,        1717 Main Street, Suite 5200, Dallas, TX 75201

6. INCORPORATOR(S):

                                        William F. Miller, III


Signature(s)                            /s/ William F. Miller, III
                                        ----------------------------------------
                                        Printed name(s)

See instructions on the reverse.